Exhibit 99.1

Omnicom Group Reports Fourth Quarter and Full Year
2018 Results

NEW YORK, February 12, 2019 - Omnicom Group Inc. (NYSE: OMC) today announced that its net income for the fourth quarter of 2018 increased $144.8 million, or 56.9%, to $399.2 million from $254.4 million in the fourth quarter of 2017. Diluted net income per common share for the fourth quarter of 2018 increased sixty-eight cents, or 62.4%, to $1.77 per share versus $1.09 per share for the fourth quarter of 2017. In the fourth quarter of 2017, we increased income tax expense to record the net effect of the enactment of the “Tax Cuts and Jobs Act” (the “2017 Tax Act”), which resulted in a net decrease to net income - Omnicom Group Inc. and diluted net income per common share of $106.3 million and forty-six cents per share, respectively.

Omnicom’s worldwide revenue in the fourth quarter of 2018 decreased 2.2% to $4,086.7 million from $4,176.6 million in the fourth quarter of 2017. The components of the change in revenue included a decrease in revenue from the negative foreign exchange rate impact of 2.0%, a decrease in acquisition revenue, net of disposition revenue of 2.4% and an increase in revenue from organic growth of 3.2% when compared to the fourth quarter of 2017. In addition, effective January 1, 2018, we adopted FASB Accounting Standards Codification Topic 606 "Revenue from Contracts with Customers" ("ASC 606"). We elected to adopt ASC 606 applying the modified retrospective method. The effect on revenue in the fourth quarter of 2018 from adopting ASC 606 when compared to the fourth quarter of 2017 was a decrease in revenue of 0.9%.

Organic growth in the fourth quarter of 2018 as compared to the fourth quarter of 2017 in our five fundamental disciplines was as follows: Advertising increased 4.4%, CRM Consumer Experience increased 4.2%, CRM Execution & Support decreased 3.7%, Public Relations increased 1.5% and Healthcare increased 7.6%.

Across our regional markets, organic growth in the fourth quarter of 2018 as compared to the fourth quarter of 2017 was: 2.6% in the United States, 1.3% for Other North America, 2.4% in the United Kingdom, 5.7% for the Euro Markets and Other Europe, 2.9% for Asia Pacific, 1.0% for Latin America and 4.2% for the Middle East and Africa.

Omnicom Group Inc.

Operating profit in the fourth quarter of 2018 increased $0.7 million, or 0.1%, to $627.2 million from $626.5 million in the fourth quarter of 2017. Our operating margin for the fourth quarter of 2018 increased to 15.3% versus 15.0% for the fourth quarter of 2017. The impact from adopting ASC 606 increased operating profit by $3.8 million during the fourth quarter of 2018.

For the fourth quarter of 2018, our effective income tax rate was 26.1% compared to 50.2% for the same period in 2017. The year over year difference in our effective tax rate primarily resulted from the enactment of the 2017 Tax Act, which reduced the U.S. Federal statutory tax rate from 35% to 21%. In addition, in the fourth quarter of 2017 we included a net increase to income tax expense of $106.3 million related to the impact of the 2017 Tax Act on undistributed earnings of foreign subsidiaries and our previously reported deferred tax assets and liabilities.

Full Year

Net income - Omnicom Group Inc. for the twelve months ended December 31, 2018 increased $238.0 million, or 21.9%, to $1,326.4 million from $1,088.4 million in the same period in 2017. Diluted net income per common share for the twelve months ended December 31, 2018 increased $1.18, or 25.4%, to $5.83 per share compared to $4.65 per share for the twelve months ended December 31, 2017. Net income - Omnicom Group Inc. and diluted earnings per common share for the twelve months ended December 31, 2018 includes a net after tax increase of $18.2 million and eight cents per share, respectively, as a result of a net gain recognized on dispositions of certain subsidiaries, partially offset by expenses in connection with certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act, all of which were recorded in the third quarter of 2018 and discussed further below. For the twelve months ended December 31, 2017, we increased income tax expense to record the net effect of the enactment of the 2017 Tax Act, as discussed above, which resulted in a net decrease to net income - Omnicom Group Inc. and diluted net income per common share of $106.3 million and forty-five cents per share, respectively.

Worldwide revenue for the twelve months ended December 31, 2018 increased 0.1% to $15,290.2 million from $15,273.6 million in the same period of 2017. The components of the change in revenue included an increase in revenue from the positive foreign exchange rate impact of 0.6%, a decrease in acquisition revenue, net of

Omnicom Group Inc.

disposition revenue of 2.1% and an increase in revenue from organic growth of 2.6% when compared to the same period of 2017. The effect on revenue for the twelve months ended December 31, 2018 from adopting ASC 606 when compared to the same period of 2017 was a decrease in revenue of 1.0%.

Organic growth for the twelve months ended December 31, 2018 compared to the same period in 2017 in our five fundamental disciplines was as follows: Advertising increased 2.9%, CRM Consumer Experience increased 5.9%, CRM Execution & Support decreased 2.7%, Public Relations increased 1.8% and Healthcare increased 4.5%.

Across our regional markets, organic growth for the twelve months ended December 31, 2018 as compared to the same period of 2017 was 0.7% in the United States, 0.7% in the United Kingdom, 8.2% in the Euro Markets and Other Europe, 7.9% in Asia Pacific and 2.0% in Latin America, while Other North America decreased 3.9% and the Middle East and Africa decreased 2.9%.

Operating profit for the twelve months ended December 31, 2018 increased $49.7 million, or 2.4%, to $2,133.5 million compared to $2,083.8 million for the same period in 2017. Our operating margin for the twelve months ended December 31, 2018 increased to 14.0% versus 13.6% for the same period in 2017. The impact from adopting ASC 606 reduced operating profit by $6.6 million for the twelve months ended December 31, 2018.

Operating profit for the twelve months ended December 31, 2018 reflects a net pre-tax increase of $29.0 million recorded in the third quarter of 2018 from the net gain on dispositions of certain subsidiaries of $178.4 million, which arose primarily from the sale of Sellbytel, our European-based outsourced sales, service and support business, partially offset by expenses of $149.4 million in connection with repositioning actions related to the continuing improvement of the strategic position and operating efficiencies of our businesses.

Excluding the impact of the items discussed above, operating profit for the twelve months ended December 31, 2018 increased $20.7 million, or 1.0%, to $2,104.5 million from $2,083.8 million for the same period in 2017, while operating margin for the twelve months ended December 31, 2018 increased to 13.8% versus 13.6% for the same period of 2017.

Omnicom Group Inc.

For the twelve months ended December 31, 2018, our effective income tax rate was 25.6% compared to 36.9% for the same period in 2017. The year over year difference in our effective tax rate primarily resulted from the enactment of the 2017 Tax Act, as described above. Income tax expense for the twelve months ended December 31, 2018 was also reduced due to: (a) the successful resolution of foreign tax claims during the first quarter of 2018 and (b) the impact of a lower tax rate on the net gain on dispositions of subsidiaries in the third quarter of 2018, partially offset by (c) an increase in income tax expense related to the finalization of the provisional estimate of the effect of the 2017 Tax Act made during the third quarter of 2018.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures in describing our performance. Non-GAAP 2018 Adjusted results, including Adjusted Operating Profit, Adjusted Income Tax Expense and Adjusted Net Income - Omnicom Group Inc., exclude the impact of the net gain recognized on dispositions of certain subsidiaries, expenses in connection with certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act, all of which were recorded in the third quarter of 2018 and are presented in the full year results presented above and in the tables in this release. We believe that the Non-GAAP 2018 Adjusted results are useful measures for investors to understand the impact these actions had on our reported results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Definitions - Components of Revenue Change

We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Omnicom Group Inc.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth, excluding the impact of the adoption of ASC 606.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries. Follow us on Twitter for the latest news.

For a live webcast or a replay of our fourth quarter earnings conference call, go to http://investor.omnicomgroup.com/investor-relations/news-events-and-filings.

Contacts

Investor Relations:	Media:
Shub Mukherjee, 212-415-3011	Joanne Trout, 212-415-3669
shub.mukherjee@omnicomgroup.com	joanne.trout@omnicomgroup.com

Omnicom Group Inc.

Consolidated Statements of Income

Three Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 (a)	2017 (b)

Revenue	$4,086.7	$4,176.6
Operating Expenses:
Salary and service costs	2,986.3	3,042.5
Occupancy and other costs	292.9	316.3
Costs of services	3,279.2	3,358.8
Selling, general and administrative expenses	119.0	121.5
Depreciation and amortization	61.3	69.8
	3,459.5	3,550.1
Operating Profit	627.2	626.5
Interest Expense	68.3	61.7
Interest Income	15.2	11.7
Income Before Income Taxes	574.1	576.5
Income Tax Expense	149.7	289.5
Income From Equity Method Investments	5.3	0.8
Net Income	429.7	287.8
Net Income Attributed To Noncontrolling Interests	30.5	33.4
Net Income - Omnicom Group Inc.	399.2	254.4
Net income allocated to participating securities	—	(0.3)
Net income available for common shares	$399.2	$254.1

Net income per common share - Omnicom Group Inc.
Basic	$1.78	$1.10
Diluted	$1.77	$1.09

Weighted average shares (in millions)
Basic	224.6	231.2
Diluted	225.6	232.3

Dividends declared per common share	$0.60	$0.60

(a)	On January 1, 2018, we adopted FASB ASC Topic 606 “Revenue from Contracts with Customers” ("ASC 606"). ASC 606 was applied using the modified retrospective method, where the cumulative effect of initial application is recognized as an adjustment to opening retained earnings at January 1, 2018. Therefore, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact our financial position. For the three months ended December 31, 2018, the adoption of ASC 606 reduced revenue by $37.6 million and increased operating profit by $3.8 million. The adoption of ASC 606 did not have a material impact on Net Income - Omnicom Group Inc. or Diluted net income per common share - Omnicom Group Inc. for the three months ended December 31, 2018. As required, a comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below.
(b)	On December 22, 2017, the 2017 Tax Act was enacted into law. The 2017 Tax Act reduced the Federal statutory tax rate from 35% to 21% effective January 1, 2018 and made several changes to existing tax law which affect our tax assets and liabilities related to previously reported taxable income. As a result, in the fourth quarter of 2017, we recorded tax expense on accumulated earnings of our foreign subsidiaries and adjusted our previously reported deferred tax assets and liabilities to reflect the impact of the revised statutory federal rate as of the enactment date. Income tax expense for the three months ended December 31, 2017 reflected a net increase of $106.3 million related to the impact of the 2017 Tax Act.

Omnicom Group Inc.

Impact of the Adoption of ASC 606

Three Months Ended December 31

(Unaudited)

(Dollars in Millions)

	2018 Reported under ASC 606	2018 ASC 606 Adjustments	2018 Excluding Impact of Adoption of ASC 606

Revenue	$4,086.7	$37.6	$4,124.3
Operating Expenses	3,459.5	41.4	3,500.9
Operating Profit	$627.2	$(3.8)	$623.4

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expenses and Operating Profit as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on Net Income - Omnicom Group Inc. and Diluted Net Income per Share - Omnicom Group Inc. was not material.

Omnicom Group Inc.

Consolidated Statements of Income

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 (a)	2017 (b)

Revenue	$15,290.2	$15,273.6
Operating Expenses:
Salary and service costs	11,306.1	11,227.2
Occupancy and other costs	1,309.6	1,240.8
Net gain on dispositions of subsidiaries	(178.4)	—
Costs of services	12,437.3	12,468.0
Selling, general and administrative expenses	455.4	439.7
Depreciation and amortization	264.0	282.1
	13,156.7	13,189.8
Operating Profit	2,133.5	2,083.8
Interest Expense	266.4	248.6
Interest Income	57.2	49.7
Income Before Income Taxes	1,924.3	1,884.9
Income Tax Expense	492.7	696.2
Income From Equity Method Investments	8.9	3.5
Net Income	1,440.5	1,192.2
Net Income Attributed To Noncontrolling Interests	114.1	103.8
Net Income - Omnicom Group Inc.	1,326.4	1,088.4
Net income allocated to participating securities	(0.1)	(1.6)
Net income available for common shares	$1,326.3	$1,086.8

Net income per common share - Omnicom Group Inc.
Basic	$5.85	$4.68
Diluted	$5.83	$4.65

Weighted average shares (in millions)
Basic	226.6	232.3
Diluted	227.6	233.9

Dividends declared per common share	$2.40	$2.25

(a)	On January 1, 2018, we adopted FASB ASC Topic 606 “Revenue from Contracts with Customers” ("ASC 606"). ASC 606 was applied using the modified retrospective method, where the cumulative effect of initial application is recognized as an adjustment to opening retained earnings at January 1, 2018. Therefore, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact our financial position. For the twelve months ended December 31, 2018, the adoption of ASC 606 reduced revenue by $146.1 million and operating profit by $6.6 million. The adoption of ASC 606 did not have a material impact on Net Income - Omnicom Group Inc. or Diluted net income per common share - Omnicom Group Inc. for the twelve months ended December 31, 2018. As required, a comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below.
(b)	On December 22, 2017, the 2017 Tax Act was enacted into law. The 2017 Tax Act reduced the Federal statutory tax rate from 35% to 21% effective January 1, 2018 and made several changes to existing tax law which affect our tax assets and liabilities related to previously reported taxable income. As a result, in the fourth quarter of 2017, we recorded tax expense on accumulated earnings of our foreign subsidiaries and adjusted our previously reported deferred tax assets and liabilities to reflect the impact of the revised statutory federal rate as of the enactment date. Income tax expense for the twelve months ended December 31, 2017 reflected a net increase of $106.3 million related to the impact of the 2017 Tax Act.

Omnicom Group Inc.

Impact of the Adoption of ASC 606

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions)

	2018 Reported under ASC 606	2018 ASC 606 Adjustments	2018 Excluding Impact of Adoption of ASC 606

Revenue	$15,290.2	$146.1	$15,436.3
Operating Expenses	13,156.7	139.5	13,296.2
Operating Profit	$2,133.5	$6.6	$2,140.1

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expenses and Operating Profit as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on Net Income - Omnicom Group Inc. and Diluted Net Income per Share - Omnicom Group Inc. was not material.

Omnicom Group Inc.

Non-GAAP Financial Measures - 2018 Excluding Net Gain on Third Quarter Dispositions, Repositioning Actions and Tax Reform Act Adjustments

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 Reported(a)	Non-GAAP Adjustments	Non-GAAP 2018 Adjusted

Operating Profit	$2,133.5	$29.0	$2,104.5
Net Interest Expense	209.2	—	209.2
Income Tax Expense (b)	492.7	3.9	488.8
Income From Equity Method Investments	8.9	—	8.9
Net Income Attributed To Noncontrolling Interests	114.1	6.9	107.2
Net Income - Omnicom Group Inc.	$1,326.4	$18.2	$1,308.2

The above table presents the U.S. GAAP financial measures of Operating Profit, Income Tax Expense, Net Income - Omnicom Group Inc. as reported, as well as the impact of the net gain recognized on dispositions of certain subsidiaries, certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act, all of which were recorded in the third quarter of 2018, for the twelve months ended December 31, 2018. The amounts presented in the column "Non-GAAP 2018 Adjusted" excludes these items from our results for the period presented, which are non-GAAP operating performance measures. We believe that the amounts excluding the impact of these items are useful measures for investors to understand the impact these items had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

(a)	During the third quarter of 2018, we disposed of certain subsidiaries & recorded a net gain, primarily related to the sale of Sellbytel, our outsourced sales, service and support company, and we recorded expenses for certain repositioning actions related to the continued improvement of our strategic position and operating efficiencies of our businesses. Additionally, we recorded an increase of $28.9 million in income tax expense as described in footnote (b) below. The net impact of these items increased Operating Profit by $29.0 million, Net Income - Omnicom Group Inc. by $18.2 million and diluted net income per common share - Omnicom Group Inc. $0.08 per share for the twelve months ended December 31, 2018.
(b)	The 2017 Tax Act reduced the Federal statutory tax rate to 21% from 35% for tax years beginning after December 31, 2017 and made several changes to existing tax law which affect our tax assets and liabilities related to previously reported taxable income. As a result, in the fourth quarter of 2017, we recorded tax expense on accumulated earnings of our foreign subsidiaries and adjusted our previously reported deferred tax assets and liabilities to reflect the impact of the revised statutory federal rate as of the enactment date. Income tax expense for the twelve months ended December 31, 2017 reflected a net increase of $106.3 million related to the impact of the 2017 Tax Act. Due to the timing of the 2017 Tax Act, which was enacted on December 22, 2017, our 2017 financial statements reflected provisional amounts for these items. We revised these estimates in the third quarter of 2018 and recorded additional tax expense of $28.9 million for the twelve months ended December 31, 2018 in compliance with the guidance provided in SEC SAB 118.

Omnicom Group Inc.

Impact of Net Gain on Third Quarter Dispositions and Repositioning Actions on Operating Expenses

Twelve Months Ended December 31, 2018

(Unaudited)

(Dollars in Millions)

	Repositioning Actions	Net Gain on Dispositions	Total

Operating expenses (a):
Salary and service costs	$73.7	$—	$73.7
Occupancy and other costs	73.5	—	73.5
Net gain on dispositions of subsidiaries	—	(178.4)	(178.4)
Costs of services	147.2	(178.4)	(31.2)
Selling, general and administrative expenses	2.2	—	2.2
Depreciation and amortization	—	—	—
Operating Expenses	$149.4	$(178.4)	$(29.0)

(a)	The above table identifies the impact of the pre-tax gain on dispositions of certain subsidiaries and repositioning actions we took in the third quarter of 2018 on the components of our operating expenses for the twelve months ended December 31, 2018.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - Operating Profit

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions)

	2018	2017

Net Income - Omnicom Group Inc.	$1,326.4	$1,088.4
Net Income Attributed To Noncontrolling Interests	114.1	103.8
Net Income	1,440.5	1,192.2
Income From Equity Method Investments	8.9	3.5
Income Tax Expense	492.7	696.2
Income Before Income Taxes	1,924.3	1,884.9
Interest Income	57.2	49.7
Interest Expense	266.4	248.6
Operating Profit	2,133.5	2,083.8
Net gain on dispositions of subsidiaries	(178.4)	—
Repositioning actions	149.4	—
Operating Profit, Non-GAAP 2018 Adjusted	$2,104.5	$2,083.8

Revenue	$15,290.2	$15,273.6
Operating Profit	$2,133.5	$2,083.8
Operating Margin %	14.0%	13.6%

Revenue	$15,290.2	$15,273.6
Operating Profit, Non-GAAP 2018 Adjusted	$2,104.5	$2,083.8
Operating Margin %, Non-GAAP 2018 Adjusted	13.8%	13.6%

The above table reconciles the U.S. GAAP financial measures of Operating Profit and Operating Margin to the non-GAAP financial measures of Operating Profit, Non-GAAP 2018 Adjusted and Operating Margin, Non-GAAP 2018 Adjusted, which exclude the impact of the net gain recognized on dispositions of certain subsidiaries and expenses in connection with certain repositioning actions, all of which were recorded in the third quarter of 2018, for the twelve months ended December 31, 2018. We believe that the amounts excluding the impact of these items are useful measures for investors to understand the impact these actions had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - Income Tax Expense

Twelve Months Ended December 31, 2018

(Unaudited)

(Dollars in Millions)

Twelve Months ended December 31, 2018

Income Tax Expense, as reported	$492.7
Add: Income tax benefit on repositioning actions, less income tax expense on net gain from dispositions	25.0
Less: Increase in income tax expense for revision of provisional estimates in connection with adoption of 2017 Tax Act	(28.9)
Income Tax Expense, Non-GAAP 2018 Adjusted	$488.8

The above table reconciles the U.S. GAAP financial measure of Income Tax Expense to the non-GAAP financial measure of Income Tax Expense, Non-GAAP 2018 Adjusted, which excludes the impact of the income tax expense recorded in relation to the net gain recognized on dispositions of certain subsidiaries, the income tax benefit from expenses in connection with certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act, all which were recorded in the third quarter of 2018, for the twelve months ended December 31, 2018. We believe that the amount excluding the impact of these items is a useful measure for investors to understand the impact these actions had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - Net Income - Omnicom Group Inc.

Twelve Months Ended December 31, 2018

(Unaudited)

(Dollars in Millions)

Twelve Months ended December 31, 2018

Net Income - Omnicom Group Inc., as reported	$1,326.4
Net gain on dispositions, before income tax expense	(178.4)
Repositioning actions - Incremental Severance and other items, before income tax expense	75.9
Repositioning actions - Lease terminations, before income tax expense	73.5
Income tax benefit on repositioning actions, less income tax expense on net gain from dispositions	(25.0)
Allocation of above items to non-controlling interests	6.9
Increase in income tax expense for revision of provisional estimates in connection with adoption of 2017 Tax Act	28.9
Net Income - Omnicom Group Inc., Non-GAAP 2018 Adjusted	$1,308.2

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to the non-GAAP financial measure of Net Income - Omnicom Group Inc., Non-GAAP 2018 Adjusted, which excludes the impact of the net gain recognized on dispositions of certain subsidiaries, expenses in connection with certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act, all which were recorded in the third quarter of 2018, for the twelve months ended December 31, 2018. We believe that the amount excluding the impact of these items is a useful measure for investors to understand the impact these actions had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.